Exhibit 10.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is entered into on August 10th, 2018, by and among the following entities, as borrowers (each, a “Borrower” and, collectively, the “Borrowers”):

Ridgewood Energy O Fund, LLC a Delaware limited liability company

Ridgewood Energy Q Fund, LLC a Delaware limited liability company

Ridgewood Energy S Fund, LLC a Delaware limited liability company

Ridgewood Energy T Fund, LLC a Delaware limited liability company

Ridgewood Energy V Fund, LLC a Delaware limited liability company

Ridgewood Energy W Fund, LLC a Delaware limited liability company

Ridgewood Energy A-1 Fund, LLC a Delaware limited liability company

Ridgewood Energy B-1 Fund, LLC a Delaware limited liability company and Rahr Energy Investments, LLC a Delaware limited liability company, as Administrative Agent (“Administrative Agent”), and each of the Lenders party hereto.

RECITALS

A.	The Borrowers, the Administrative Agent, and the Lenders have entered into that certain Credit Agreement, dated as of November 27, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 2016, that certain Second Amendment to Credit Agreement and Reaffirmation of Waiver, dated as of September 15, 2017, and that certain Third Amendment to Credit Agreement, dated as of June 1, 2018 (as may be further amended, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.	Pursuant to the Credit Agreement, the Lenders have made loans to the Borrowers.

C.	The Borrowers have requested that the Lenders enter into this Amendment to make certain amendments to the Credit Agreement.

D.	Subject to the terms and conditions set forth herein, the parties hereto have agreed to enter into this Amendment.

E.	NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Administrative Agent, and the Lenders party hereto hereby agree as follows:

Section 1.      Definitions

1.1         Unless otherwise defined herein, all capitalized terms used herein will have the meaning given such terms in the Credit Agreement.

Section 2.     Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

2.1         Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended by amending and restating the definition of “Capital Expenditure Offsets” in its entirety to read as follows:

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“Capital Expenditure Offsets” means an amount equal to the product of (i) Borrower’s working interest share of Exploratory Costs or Development Costs pursuant to an AFE issued by the operator and (ii) such Borrower’s Fixed Percentage; provided that (y) Capital Expenditure Offsets shall not apply to any Exploratory Costs or Development Costs in excess of $1.8 million per each point of working interest (pre-offset) in the Project Properties owned by such Borrower and (z) no Capital Expenditure Offsets shall be made by Borrower unless and until the Administrative Agent and the Lenders have received from Borrower (A) a schedule describing Borrower’s proposed Capital Expenditure Offset, (B) a copy of the applicable AFE and (C) any other documentation or information reasonably requested by the Administrative Agent and the Lenders. For purposes of this definition, all Exploratory and Development Costs will be deemed to have been incurred for each Borrower on a pro-rata basis evenly for each day during the period beginning on the day on which the AFE for such costs is received by Borrowers and ending on the final day of the period of activity for such costs set forth in the AFE (or, if no period of activity is specified, the date that is ninety (90) days after receipt of such AFE). Any AFE received between June 1, 2018 and September 1, 2018 will be deemed to have been received on September 1, 2018.

2.2         Amendment to Section 3.02(a). Section 3.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Base Interest Rate. The total outstanding balance of each Borrower’s Loan shall bear interest at a rate equal to the amount set forth on Schedule 3.02 based on such Borrower’s Debt to WI Ratio as of the Third Amendment Effective Date compounded monthly. For the avoidance of doubt, interest will accrue on each Borrower’s Loans hereunder only on the total outstanding loan balance of such Borrower’s for such month.

2.3         Amendment to Schedule 1.01(a). Schedule 1.01(a) of the Credit Agreement is hereby replaced in its entirety with Schedule 1.01(a) attached hereto.

2.4         Amendment to Schedule 1.01(i). Schedule 1.01(i) of the Credit Agreement is hereby replaced in its entirety with Schedule 1.01(i) attached hereto.

Section 3.     Conditions Precedent. The amendment to the Credit Agreement contained in Section 2 of this Amendment will become effective on September 1, 2018 (the “Fourth Amendment Effective Date”) if each of the conditions precedent contained in this Section 3 are satisfied on or before such date:

3.1         Third Amendment Effective. The Third Amendment to Credit Agreement dated June 1, 2018, must have become effective pursuant to the terms thereof.

3.2         Signature Pages. The Administrative Agent must have received counterparts of this Amendment executed on behalf of each Borrower, the Administrative Agent and each of the Lenders.

3.3         Other Documents. The Administrative Agent must have been provided with any other documents, instruments, and agreements, and each Borrower must have taken such actions, in each case, as the Administrative Agent may reasonably require in connection with this Amendment and the transactions contemplated hereby.

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Section 4.     Representations and Warranties of Borrower. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants to the Lenders and Administrative Agent as follows:

4.1         Reaffirm Existing Representations and Warranties. Each representation and warranty of such Borrower contained in the Credit Agreement, and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to this Amendment, except to the extent any such representation and warranty is expressly limited to an earlier date, in which case, such representation and warranty is true and correct as of such specified earlier date.

4.2         Due Authorization; No Conflict. The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon such Borrower or result in the creation or imposition of any Lien upon any of the assets of such Borrower.

4.3         Validity and Enforceability. This Amendment constitutes the valid and binding obligation of such Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4         No Material Adverse Effect. Since September 30, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had, or could be reasonably expected to have, a Material Adverse Effect.

4.5         No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

Section 5.     Miscellaneous.

5.1         Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents will, except as modified hereby, remain in full force and effect. The amendment contemplated hereby will not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed, and extended to secure the Obligations after giving effect to this Amendment.

5.2         Payment of Legal Fees. The Borrowers acknowledge and agree that they must, and hereby agree to, pay all fees, expenses, and other amounts of Vinson & Elkins LLP, counsel to the Administrative Agent in connection with the execution and delivery of this Amendment and the transactions related hereto, including any real property filing fees incurred by the Administrative Agent and the Holders in connection with such transactions.

5.3         Parties in Interest. All of the terms and provisions of this Amendment will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4         Counterparts. This Amendment may be executed in counterparts and all parties need not execute the same counterpart. No party will be bound by this Amendment until each Borrower, the Administrative Agent, and each of the Lenders have executed a counterpart. Facsimiles or other electronic transmission (e.g. .pdf) will be effective as originals.

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5.5         Complete Agreement. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or oral agreements of the parties. There are no unwritten oral agreements between or among the parties.

5.6         Headings. The headings, captions, and arrangements used in this Amendment are, unless otherwise specified, for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7         Effectiveness. This Amendment will be effective automatically and without necessity of any further action by Borrower, Administrative Agent, or the Lenders when counterparts hereof have been executed by Borrower, Administrative Agent, and each of the Lenders and all conditions to the effectiveness hereof set forth herein have been satisfied.

5.8         Governing Law. This Amendment will be governed by, and construed in accordance with, the laws of the State of New York.

5.9         Release. As part of the consideration for each Lender’s and the Administrative Agent’s execution of this Amendment, each Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waives and releases the Lenders, the Administrative Agent and each of their successors, assigns, parents, subsidiaries, limited partners, shareholder(s), affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Lender or the Administrative Agent or any other Releasee prior to the date hereof (collectively, the “Claims”). Each Borrower further agrees that it may not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.

BORROWERS:	RIDGEWOOD ENERGY O FUND, LLC

	By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY Q FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY S FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY T FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY V FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY W FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY A-1 FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

RIDGEWOOD ENERGY B-1 FUND, LLC

By:	/s/ Daniel V. Gulino
Daniel V. Gulino
Senior Vice President – Legal

Signature Page to Fourth Amendment

ADMINISTRATIVE AGENT:	RAHR ENERGY INVESTMENTS, LLC,
as Administrative Agent

	By:	/s/ Lawrence J. Fossi
Lawrence J. Fossi
Manager

LENDER:	RAHR ENERGY INVESTMENTS, LLC,
as a Lender

	By:	/s/ Lawrence J. Fossi
Lawrence J. Fossi
Manager

Signature Page to Fourth Amendment

Schedule 1.01(a) – Borrower Net Revenue Interests

	EWING BANK BLOCK 834		EWING BANK BLOCK 835
FUND	WI	NRI	WI	NRI

O	2.93000%	2.40846%	2.93000%	2.325568%
Q	2.25000%	1.80000%	2.25000%	1.74085%
S	1.77800%	1.46152%	1.77800%	1.411221%
T	1.65600%	1.32480%	1.65600%	1.28126%
V	1.94000%	1.59468%	1.94000%	1.539796%
W	2.89000%	2.37558%	2.89000%	2.293822%
A-1	1.63600%	1.30880%	1.63600%	1.26579%
B-1	2.17000%	1.78374%	2.17000%	1.72235%
TOTALS:	17.25000%	14.05758%	17.25000%	13.580657%

	EWING BANK BLOCK 790		MISSISSIPPI CANYON BLOCK 793
FUND	WI	NRI	WI	NRI

O	2.93000%	2.225335%	2.93000%	2.32558%
Q	2.25000%	1.65938%	2.25000%	1.78585%
S	1.77800%	1.350391%	1.77800%	1.41122%
T	1.65600%	1.22130%	1.65600%	1.31438%
V	1.94000%	1.47343%	1.94000%	1.539800%
W	2.89000%	2.194955%	2.89000%	2.29382%
A-1	1.63600%	1.20655%	1.63600%	1.29851%
B-1	2.17000%	1.648115%	2.17000%	1.72235%
TOTALS:	17.25000%	12.979456%	17.25000%	13.69151%

Schedule 1.01(a)

Schedule 1.01(a) – Borrower Net Revenue Interests

	EWING BANK BLOCK 789
FUND	WI	NRI

O	2.93000%	2.38062%
Q	2.25000%	1.82813%
S	1.77800%	1.444620%
T	1.65600%	1.34550%
V	1.94000%	1.57625%
W	2.89000%	2.34812%
A-1	1.63600%	1.32925%
B-1	2.17000%	1.76312%
TOTALS:	17.25000%	14.01561%

Schedule 1.01(a)

Schedule 1.01(i)

Borrower’s Debt to WI Ratio (as of Third Amendment Effective Date)	Fixed Percentage
< 2,000,000 to 1.00	30.0%
≥ 2,000,000 to 1.00 < 2,250,000 to 1.00	33.0%
≥ 2,250,000 to 1.00 < 2,500,000 to 1.00	42.0%
≥ 2,500,000 to 1.00 < 3,000,000 to 1.00	50.0%
≥ 3,000,000 to 1.00 < 3,500,000 to 1.00	55.0%
≥ 3,500,000 to 1.00 < 4,250,000 to 1.00	70.0%
≥ 4,250,000 to 1.00	75.0%

Schedule 1.01(i)